Exhibits 8.1 and 23.1
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                         Sidley Austin Brown & Wood LLP
                                787 Seventh Ave.
                            New York, New York 10019
                            Telephone: (212) 839-5300
                            Facsimile: (212) 839-5599




                                                       June 6, 2005


Standard & Poor's,                           Greenwich Capital Markets, Inc.
 a division of The McGraw-Hill               600 Steamboat Road
 Companies, Inc.                             Greenwich, Connecticut 06830
55 Water Street
New York, New York 10041-0003
Moody's Investors Service, Inc.              IndyMac Bank, F.S.B.
99 Church Street                             155 North Lake Avenue
New York, New York 10005                     Pasadena, California 91101


               Re:  IndyMac MBS, Inc.
                    IndyMac INDX Mortgage Loan Trust 2005-AR12
                    Mortgage Pass-Through Certificates,
                    Series 2005-AR12
                    ------------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel for IndyMac MBS, Inc, a Delaware corporation (the "Depositor"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates"). The Certificates will represent the entire beneficial ownership interest in IndyMac INDX Mortgage Loan Trust 2005-AR12 (the "Trust"). The Trust is being formed and the Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, IndyMac Bank, F.S.B., a federal savings bank ("IndyMac Bank"), as seller and master servicer, and Deutsche Bank National Trust Company, as trustee.

                                *    *    *    *

     To ensure our compliance with certain IRS Treasury regulations, we hereby inform you that (i) this opinion was written to support the promotion and marketing of the transactions addressed herein, (ii) this opinion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                *    *    *    *

     Capitalized terms not otherwise defined in this opinion letter are used as defined in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined such documents and records as we deemed appropriate, including the following:

          (i) Signed copy of the Registration Statement on Form S-3 (File No. 333-119384) filed by the Depositor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"),


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               on September 29, 2004, together with each amendment thereto
               (such registration statement, as amended, and declared effective by the Commission on October 12, 2004) (such registration statement is referred to herein as the "Registration Statement");

          (ii) The Prospectus dated October 26, 2004 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement relating to the Public Certificates, dated June 2, 2005 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus");

         (iii) Signed copy of the Pooling and Servicing Agreement;

          (iv) The underwriting agreement dated June 2, 2005 between the Depositor and Greenwich Capital Markets, Inc. (the
               "Underwriting Agreement"); and

           (v) Specimen Certificate of each Class of Certificates (together with the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement and the Underwriting Agreement, the "Documents").

         In rendering the opinions set forth below, we have assumed, without independent investigation, that all of the Documents furnished to us are complete and authentic and that all of the Documents have been duly authorized, executed and delivered. Our opinions are also based on the assumption that all parties to the Pooling and Servicing Agreement will comply with the terms thereof, including all tax reporting requirements contained therein and that all representations made in the Pooling and Servicing Agreement by any party thereto are true, and that the issuance of the Certificates and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Trust Fund, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of
Section 6011, 6111, or 6112 of the Internal Revenue Code of 1986, as amended (the "Code").

         Based upon the foregoing, we are of the opinion that: (i) each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D of the Code, (ii) the Certificates, other than the Class A-R Certificate, will be treated as regular interests in the Master REMIC, and (iii) the Class A-R Certificates will represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement. The rights of the Class 1-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C and Class 2-A-2 Certificates and each Class of Subordinated Certificates to receive payments from the Yield Maintenance Reserve Funds or Carryover Shortfall Reserve Fund, as applicable, will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

         These opinions are based on the current provisions of the Code and Treasury regulations issued or proposed thereunder, Revenue Rulings and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions on which our opinions are based. Our opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transaction on IndyMac Bank, any member of its federal consolidated group or any wholly owned affiliates.

         In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter unless we are specifically engaged to do so. This opinion letter is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Company's current Report on Form 8-K dated the date hereof.

                                          Very truly yours,


                                          /s/ Sidley Austin Brown & Wood LLP
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                                          Sidley Austin Brown & Wood LLP